UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2010

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 1, 2010, Eliyahu Ayalon, Executive Chairman of the Board of Directors of DSP Group, Inc. (the “Company”) delivered a notice to the Board of Directors and the Company announcing his intent to resign as Executive Chairman and an executive officer of the Company, effective as of May 31, 2011. Mr. Ayalon will continue as a non-executive director and Chairman of the Board. In accordance with Mr. Ayalon’s employment agreement with DSP Semiconductors Ltd., the wholly-owned subsidiary of the Company, dated April 26, 1996, Mr. Ayalon provided the six months notice of termination.

A copy of the press release, dated December 3, 2010, announcing Mr. Ayalon’s intent to resign is attached and filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date:	December 3, 2010	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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